UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2011

ATLAS CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-144645	20-5549779
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number

2234 N. Federal Highway, Suite 330, Florida 33431

(Address of Principal Executive Offices)

(561) 488-7623

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 29, 2011, Atlas Capital Holdings, Inc. (the “Company”), announced that Peter Klaich has been appointed Chief Operating Officer for the Company.  Mr. Klaich will oversee the Company’s day-to-day business operations and will report directly to the Company’s Chief Executive Officer, Christopher Davies.

Mr. Klaich is age 62 and his work experience includes senior level sales, marketing and operational positions, primarily focused on environmental companies and agencies.  He is deeply entrenched in every major organic diversion and recycling program in the US and Canada including new biodegradable product development.

Most recently, Mr. Klaich worked at Chamness Technology as Director, New Business Development, until July 2011.  From April 2009 to February 2010, Mr. Klaich served as Vice President, New Business Development and Sustainability at International Environmental Management where he developed that company’s organic diversion program training manuals and implemented various programs at malls across the country.

From February 2007 to April 2009 Mr. Klaich worked at Garick Corporation as Director New Business Development and Diversion Program Development.  Prior to working at Garick Corporation, Mr. Klaich worked at Heritage Bag Co. from April 2003 to February 2007 as Director, Biodegradable and Compostable Products.  At Heritage Bag Co. he developed and assisted with the commercialization and launch of their BioTuf, compostable liner.

In addition, Mr. Klaich has served on the Board of Directors of the Ohio Compost Association and contributed to the drafting of Ohio’s state composting regulations. He has also served on the Board of Directors of Indiana’s Recycling Coalition where he initiated the first state sponsored composting seminar.

Mr. Klaich received his Associate of Arts Degree in Pre-Law in 1970 from Trinidad State College, Trinidad, Colorado and his Bachelor of Arts Degree in Political Science in 1972 from the University of New York at Buffalo.  Mr. Klaich has won awards from national organizations including the California Wrap Award, the Pennsylvania Waste Watcher Award and the Virginia Recycling Association Award.

Mr. Klaich’s compensation package has not been approved by the Board, which is in the process of structuring and approving new compensation arrangements for all of the Company’s executive officers. There are no transactions between the Company and Mr. Klaich reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits

None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS CAPITAL HOLDINGS, INC. Registrant

Dated: September 2, 2011	By:	/s/ Christopher K. Davies
Christopher K. Davies, President